UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 8, 2005

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27478	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (773) 380-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 8, 2005, Ted Noncek was terminated as Vice President and Controller of Bally Total Fitness Holding Corporation (the “Company”).

Item 8.01	Other Events

On February 8, 2005, the Company announced that the Audit Committee of its Board of Directors had completed its previously announced investigation into various accounting issues. The Company’s press release with respect to such matters is attached hereto as Exhibit 99.1.

As described in the press release, as a result of the investigation and the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002, the Company has identified deficiencies in its internal controls over financial reporting. A number of these deficiencies, either individually or in the aggregate, constitute material weaknesses in its internal controls over financial reporting.

These material weaknesses include deficiencies in the Company’s finance and accounting internal control environment, specifically a lack of acceptable and clearly communicated policies reflecting management’s attitudes towards financial reporting and the financial reporting function, the lack of a permanent Chief Financial Officer, ineffective delegation of authority and responsibility, insufficient instruction to employees responsible for significant estimates emphasizing the need to report using accurate and reasonable assumptions and judgments, and insufficiently experienced and trained staff. In addition, these material weaknesses include deficiencies in the controls surrounding the selection and application of accounting principles, specifically ineffective policies requiring contemporaneous documentation of factual support for key judgments applied within its financial reporting process and the retention of that documentation in accordance with a formal document retention policy.

Management, with the oversight of the Audit Committee, has been addressing all of these issues and is committed to effectively remediating known material weaknesses as expeditiously as possible. Due to the nature of and the time necessary to effectively remediate each of the material weaknesses identified to date, the Company expects to conclude that some of these material weaknesses will not have been effectively remediated by December 31, 2004. As a result, the Company believes that its independent auditor, KPMG LLP, will not be able to issue an unqualified opinion on the effectiveness of the Company’s internal controls in the Company’s 2004 Annual Report on Form 10-K.

In a separate press release, the Company announced that David S. Reynolds has replaced Mr. Noncek as its Controller, effective immediately. The press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

c. Exhibits

99.1	Press release dated February 8, 2005 announcing the completion of the Audit Committee investigation into various accounting issues.

99.2	Press release dated February 8, 2005 announcing the appointment of David S. Reynolds as Controller.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: February 9, 2005	/s/ Marc D. Bassewitz

Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel